FEE TABLES FOR FORMS

F-1, F-3, F-4

S-1, S-3, S-4 and S-11

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Phillips Edison & Company, Inc.

Phillips Edison grocery Center Operating Partnership I, L.P.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

	Equity	Phillips Edison & Company, Inc. Common Stock	(1)	$250,000,000		$250,000,000	.0000977	$23,175

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Debt	Phillips Edison & Company, Inc., Debt Securities, Phillips Edison Grocery Center Operating Partnership I, L.P., Debt Securities	Rule 457(p)	(3)	(3)	(3)			S-3	333-259059 and 333-259059-01	September 20, 2021	$70,915

	Total Offering Amounts					$250,000,000		$23,175

	Total Fees Previously Paid							$70,915

	Total Fee Offsets							$70,915

	Net Fee Due							—

(1)

Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement on Form S-3 (File Nos. 333-262627 and 333-262627-01) filed by Phillips Edison & Company, Inc. and Phillips Edison Grocery Center Operating Partnership I, L.P. on February 10, 2022.

(2)

Pursuant to Rules 456(b) and 457(p) under the Securities Act, $70,915 remaining of the unutilized fees that were previously paid in connection with the Registration Statement on Form S-3 (Registration Nos. 333-259059 and 333-259059-01) filed by Phillips Edison & Company, Inc. and Phillips Edison Grocery Center Operating Partnership I, L.P. on August 25, 2021 is being carried forward and has been applied against the $23,175 registration fee due for this offering. No filing fees have been paid with respect to this offering.

(3)

An unspecified number of securities or aggregate initial offering price, as applicable, is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims

	Phillips Edison & Company, Inc. and Phillips Edison Grocery Center Operating Partnership I, L.P.	S-3	333-259059 and 333-259059-01	August 25, 2021		$70,915	Debt Securities	Debt Securities		$650,000,000

Fee Offset Sources	Phillips Edison & Company, Inc. and Phillips Edison Grocery Center Operating Partnership I, L.P.	S-3	333-259059 and 333-259059-01		August 25, 2021						$109,100

The Registration Statement on Form S-3 (Registration Nos. 333-259059 and 333-259059-01) filed by Phillips Edison & Company, Inc. and Phillips Edison Grocery Center Operating Partnership I, L.P. on August 25, 2021 was terminated in connection with the filing of the Registration Statement on Form S-3 (Registration Nos. 333-262627 and 333-262627-01) filed by Phillips Edison & Company, Inc. and Phillips Edison Grocery Center Operating Partnership I, L.P. on February 10, 2022.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date